Exhibit 10.18

March 20, 2015

Riverwood Capital Partners II L.P.

Riverwood Capital Partners II (Parallel-B) L.P.

c/o Riverwood Capital Management

70 Willow Road, Suite 100

Menlo Park, California USA 94025

Re:	Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of the purchase of 180,081 Ordinary Shares of Netshoes (Cayman) Limited, an exempted company formed under the laws of the Cayman Islands (“Company”), by Riverwood Capital Partners II L.P. and Riverwood Capital Partners II (Parallel-B) L.P. (collectively, the “Investor”), the Investor shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights specifically provided to all investors in the current financing:

The Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with you regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

The Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

If the Investor is not represented on the Company’s Board of Directors (the “Board”), the Company shall give a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to the Investor’s concerns regarding significant business issues facing the Company.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect upon (a) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm-commitment underwritten offering of its securities to the public or (b) the consummation of a merger or consolidation of the Company or other transaction whereby the Investor no longer owns any securities of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different state or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor. The confidentiality provisions hereof will survive any such termination hereof for a 2-year term.

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Very truly yours,
NETSHOES (CAYMAN) LIMITED

	By:	/S/ MARCIO KUMRUIAN
	Name:	Marcio Kumruian
	Title:	Director
Address:	Campbell Corporate Services Limited Scotia Centre, P.O. Box 268 Grand Cayman KY1-1104, Cayman Islands

AGREED AND ACCEPTED:

RIVERWOOD CAPITAL PARTNERS II, L.P.

By:	Riverwood Capital II L.P.,
its	General Partner

By:	Riverwood Capital II G.P. Ltd.,
its	General Partner

By:	/S/ FRANCISCO ALVAREZ-DEMALDE
Name:	Francisco Alvarez-Demalde
Title:	Managing Director

RIVERWOOD CAPITAL PARTNERS II

(PARALLEL-B), L.P.

By:	Riverwood Capital II L.P.,
its	General Partner

By:	Riverwood Capital GP II Ltd.,
its	General Partner

By:	/S/ FRANCISCO ALVAREZ-DEMALDE
Name:	Francisco Alvarez-Demalde
Title:	Managing Director

SIGNATURE PAGE TO NETSHOES (CAYMAN) LIMITED

MANAGEMENT RIGHTS LETTER